UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016 (May 18, 2016)

First Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-25023	35-2056949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Federal Drive N.W., Corydon, Indiana 47112

(Address of Principal Executive Offices) (Zip Code)

(812) 738-2198

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately following the annual meeting of shareholders of First Capital, Inc. (the “Company”) held on May 18, 2016, Gerald L. Uhl, Chairman of the Board, retired from the Board of Directors of the Company.  Mr. Uhl’s retirement from the Board of Directors of the Company was in accordance with the Company’s Fifth Amended and Restated Bylaws (the “Bylaws”), which impose a mandatory director retirement age of 75.  Mr. Uhl’s term as a Class 3 director was set to end at the 2017 annual meeting of shareholders.

The Board of Directors determined not to fill the vacancy created by Mr. Uhl’s retirement and to reduce the number of Class 3 directors from three to two and the size of the Board of Directors from twelve to eleven members in accordance with the Company’s Bylaws, effective on Mr. Uhl’s retirement on May 18, 2016.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2016, the Company, following approval by its Board of Directors and Shareholders, filed Articles of Amendment to the Company’s Articles of Incorporation with the Indiana Secretary of State. The Amendment to Articles of Incorporation was effective upon filing the Articles of Amendment with the Indiana Secretary of State. The Amendment of Articles of Incorporation included an amendment which increased the authorized shares of the Company’s common stock from 5,000,000 to 7,5000,000 shares, with a par value of $0.01.

The Amendment to Articles of Incorporation is filed as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders on May 18, 2016. Matters voted upon were: (1) election of five directors of one class of the Company’s Board of Directors to serve for three years and until the election and qualification of their successors; (2) ratification of the appointment of Monroe Shine & Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016; (3) approval of a non-binding advisory proposal on Executive Compensation; and (4) approval of the Amendment to Article III, Section 3.01of the Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 5,000,000 to 7,500,000 shares. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

1.              Election of five members of one class of the Company’s Board of Directors to serve for three years and until the election and qualification of their successors:

Director Nominee	For	Withheld	Broker Non-Votes
Christopher L. Byrd	1,651,172	26,500	790,265
Pamela G. Kraft	1,650,043	27,629	790,265
Mark D. Shireman	1,612,738	64,934	790,265
Michael L. Shireman	1,610,589	67,082	790,265
Samuel E. Uhl	1,583,245	94,426	790,265

2.              Ratification of the appointment of Monroe Shine & Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

For	Against	Abstentions	Broker Non-Votes
2,443,013	24,720	204	0

3.              Approval of a non-binding advisory proposal on Executive Compensation.

For	Against	Abstentions	Broker Non-Votes
1,474,427	140,410	62,835	796,265

4.              Approval of the Amendment to Article III of the Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 5,000,000 to 7,500,000.

For	Against	Abstentions	Broker Non-Votes
2,148,628	299,713	19,596	0

Item 8.01.   Other Events.

Immediately following Mr. Uhl’s resignation from the Board, the Board of Directors of the Company elected Michael L. Shireman as the Chairman of the Board and Kathryn W. Ernstberger as the Vice Chairman of the Board, effective as of May 18, 2016. Mr. Shireman has served on the Board of Directors of the Company since 2000.  Mr. Shireman will continue as a member of same class of the Board of Directors of the Company and is subject to election at the end of his term in 2019. Ms. Ernstberger has served on the Board of Directors of the Company since 2003. Ms. Ernstberger will continue as a member of same class of the Board of Directors of the Company and is subject to election at the end of her term in 2018.

Item 9.01.   Financial Statements and Exhibits.

(d)                       Exhibits.

3.1                     Amendment to Articles of Incorporation approved on May 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: May 19, 2016	By:	/s/ M. Chris Frederick
Name: M. Chris Frederick
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1

Amendment to Articles of Incorporation approved on May 18, 2016, amending the Fifth Amended and Restated Articles of Incorporation of First Capital, Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2013)